AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2000
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            SONIC AUTOMOTIVE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                          56-2010790
       (State or Other Jurisdiction of           (I.R.S. Employer
       Incorporation or Organization)          Identification No.)

                       5401 EAST INDEPENDENCE BOULEVARD
                                P.O. BOX 18747
                        CHARLOTTE, NORTH CAROLINA 28212
              (Address of Principal Executive Offices) (Zip Code)

             FIRSTAMERICA AUTOMOTIVE, INC. 1997 STOCK OPTION PLAN
                 AMENDED AND RESTATED AS OF DECEMBER 10, 1999
                             (Full Title of Plan)


                                ---------------
                              MR. O. BRUTON SMITH
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            SONIC AUTOMOTIVE, INC.
                        5401 E. INDEPENDENCE BOULEVARD
                                P.O. BOX 18747
                        CHARLOTTE, NORTH CAROLINA 28212
                                (704) 532-3320
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                                  COPIES TO:

                              GARY C. IVEY, ESQ.
                     PARKER, POE, ADAMS & BERNSTEIN L.L.P.
             2500 CHARLOTTE PLAZA, CHARLOTTE, NORTH CAROLINA 28244
                           TELEPHONE (704) 372-9000


                                ---------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

     TITLE OF SECURITIES        AMOUNT     PROPOSED MAXIMUM   PROPOSED MAXIMUM        AMOUNT
            TO BE                TO BE      OFFERING PRICE        AGGREGATE             OF
         REGISTERED           REGISTERED     PER SHARE         OFFERING PRICE    REGISTRATION FEE
Class A Common Stock,        546,977       $ 10.23(1)           $5,595,575            $1,500
 par value $0.01 per share   419,983         8.41 (2)            3,532,057            $1,000
                             -------                            ----------            ------
   Total                     966,960                            $9,127,632            $2,500

================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933 and based on the exercise prices of options ($2.85 per share for 126,779 shares, $6.21 per share for 29,008 shares, $12.41 per share for 110,493 shares and $13.12 per share for 280,697 shares) to purchase shares of the Registrant's Class A common stock granted to date.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the highest and lowest prices of the Registrant's Class A common stock reported on the New York Stock Exchange -- Composite Transactions Tape on January 27, 2000, which prices were $8.50 and $8.31, respectively.
================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Sonic Automotive, Inc. ("Sonic" or "Registrant") are incorporated herein by reference:

         (i) Sonic's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (File No. 1-13395);

         (ii) Sonic's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1999;

         (iii) Sonic's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 1999;

         (iv) Sonic's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1999;

         (v) Sonic's Current Report on Form 8-K dated November 19, 1999 (Manhattan and Freeland acquisitions);

         (vi) Sonic's Current Report on Form 8-K dated November 19, 1999 (Press Release relating to stock repurchase);

         (vii) Sonic's Current Report on Form 8-K dated December 22, 1999 (FirstAmerica acquisition); and

         (viii) Sonic's Current Report on Form 8-K/A dated January 18, 2000 (Manhattan and Freeland acquisitions);

         (ix) Sonic's Current Report on Form 8-K/A dated January 27, 2000 (FirstAmerica acquisition);

         (x) The combined financial statements of Williams Automotive Group, the financial statements of Economy Cars, Inc., the financial statements of Global Imports, Inc., the combined financial statements of Newsome Automotive Group, the combined financial statements of Lloyd Automotive Group and the financial statements of Lute Riley Motors, Inc., included in Sonic's Registration Statement on Form S-3 (Registration No. 333-71803);

         (xi) The combined financial statements of Hatfield Automotive Group, the financial statements of Casa Ford of Houston, Inc. and the combined financial statements of Higginbotham Automotive Group, included in Sonic's Registration Statement on Form S-4 (Registration Nos. 333-64397 and 333-64397-001 through 333-64397-044); and

         (xii) The description of Sonic's Class A common stock contained in Sonic's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents filed by Sonic pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Sonic's Bylaws effectively provide that Sonic shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, Sonic's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.


ITEM 8. EXHIBITS



  EXHIBIT
  NUMBER                                                 DESCRIPTION
----------   --------------------------------------------------------------------------------------------------
  4.1        FirstAmerica Automotive, Inc. 1997 Stock Option Plan Amended and Restated as of December 10,
             1999.
  5.1        Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered.
 23.1        Consent of Deloitte & Touche LLP.
 23.2        Consent of KPMG LLP.
 23.3        Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration
             Statement).
 24.1        Power of Attorney (contained on the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        [Signatures begin on next page]

                                  SIGNATURES
     THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 31, 2000.
                                        SONIC AUTOMOTIVE, INC.

                                        By:   /S/ O. BRUTON SMITH
                                           ------------------------------------
                                                     O. BRUTON SMITH
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Sonic Automotive, Inc., do hereby constitute and appoint Messrs. O. Bruton Smith, Bryan Scott Smith, and Theodore M. Wright, each with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things any of them may deem necessary or advisable to enable Sonic Automotive, Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that they shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



               SIGNATURE                                    TITLE                         DATE
---------------------------------------  ------------------------------------------ ----------------
  /S/ O. BRUTON SMITH                    Chief Executive Officer (Principle         January 31, 2000
 ----------------------------------      Executive Officer) and Chairman
      O. BRUTON SMITH

  /S/ THOMAS A. PRICE                    Vice Chairman and Director                 January 31, 2000
 ----------------------------------
      THOMAS A. PRICE

  /S/ B. SCOTT SMITH                     President, Chief Operating Officer and     January 31, 2000
 ----------------------------------      Director
      B. SCOTT SMITH

  /S/ THEODORE M. WRIGHT                 Chief Financial Officer, Vice President-   January 31, 2000
 ----------------------------------      Finance, Treasurer, Secretary
      THEODORE M. WRIGHT                 (Principle Financial and Accounting
                                         Officer) and Director


  /S/ JEFFREY C. RACHOR                  Executive Vice President of Retail         January 31, 2000
 ----------------------------------      Operations and Director
      JEFFREY C. RACHOR

  /S/ WILLIAM R. BROOKS                  Director                                   January 31, 2000
 ----------------------------------
      WILLIAM R. BROOKS

  /S/ WILLIAM P. BENTON                  Director                                   January 31, 2000
 ----------------------------------
      WILLIAM P. BENTON

  /S/ WILLIAM I. BELK                    Director                                   January 31, 2000
 ----------------------------------
      WILLIAM I. BELK

  /S/ H. ROBERT HELLER                   Director                                   January 31, 2000
 ----------------------------------
      H. ROBERT HELLER

                               INDEX TO EXHIBITS



  EXHIBIT
  NUMBER                                                 DESCRIPTION
----------   --------------------------------------------------------------------------------------------------
  4.1        FirstAmerica Automotive, Inc. 1997 Stock Option Plan Amended and Restated as of December 10,
             1999.
  5.1        Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of securities registered.
 23.1        Consent of Deloitte & Touche LLP.
 23.2        Consent of KPMG LLP.
 23.3        Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1 to this Registration
             Statement).
 24.1        Power of Attorney (contained on the signature page to this Registration Statement).